EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 333-217053 on Form S-8 of our report dated June 22, 2020, relating to the financial statements and supplemental schedules of the DXC Technology Matched Asset Plan, appearing in this Annual Report on Form 11-K of the DXC Technology Matched Asset Plan for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

McLean, Virginia
June 22, 2020